UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

TIER REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas
75248
(Address of principal executive offices)
(Zip Code)

(972) 483-2400
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by TIER REIT, Inc. (the “Company”) with the Securities and Exchange Commission on April 1, 2015, the Company (1) delivered a Notice of Termination to BHT Advisors, LLC (“BHT Advisors”) on April 1, 2015 terminating all administrative services provided by BHT Advisors to the Company (the “Administrative Services”), to be effective as of June 30, 2015 pursuant to that certain Administrative Services Agreement, dated as of August 31, 2012 (the “Administrative Services Agreement”), and (2) delivered a Buyout Notice to HPT Management Services, LLC (“HPT”) on April 1, 2015 exercising the Company’s buyout option (the “Buyout Option”) and proposing a closing to occur on June 30, 2015 pursuant to that certain Sixth Amended and Restated Property Management Agreement, dated as of August 31, 2012 (the “Property Management Agreement”).

On June 30, 2015, the termination of the Administrative Services pursuant to the Administrative Services Agreement became effective, and the closing of the Buyout Option occurred pursuant to the terms of the Property Management Agreement. In connection with the termination of the Administrative Services, the Company made a payment of approximately $2.7 million to BHT Advisors. In connection with the closing of the Buyout Option, the Property Management Agreement was terminated, HPT irrevocably waived certain non-solicitation and non-hire provisions contained in the Property Management Agreement, and the Company hired all of HPT’s property management personnel. In consideration for the Property Management Agreement termination and waiver, the Company made a payment of approximately $7.5 million to HPT upon the closing of the Buyout Option.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIER REIT, INC.

Dated: June 30, 2015	By:	/s/ Telisa Webb Schelin
Telisa Webb Schelin
Senior Vice President – Legal, General Counsel & Secretary

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